UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2018

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6002 Rogerdale Road, Suite 600 Houston, Texas		77072
(Address of principal executive offices)		(Zip Code)

(713) 470-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously announced, on July 15, 2018, Tidewater Inc., a Delaware corporation (“Tidewater” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with GulfMark Offshore, Inc., a Delaware corporation (“GulfMark”). The Merger Agreement provides for the combination of Tidewater and GulfMark, with GulfMark becoming a wholly-owned subsidiary of Tidewater through a series of previously-described transactions, the consummation of each of which is subject to the terms and conditions of the Merger Agreement (the “Business Combination”).

As contemplated by the Merger Agreement, on August 30, 2018, Tidewater filed a registration statement on Form S-4 (the “Registration Statement”), which includes a joint proxy statement/prospectus of Tidewater and GulfMark. The Registration Statement contains certain historical financial information of Tidewater which has been recast to reflect a recent change in segment reporting (the “Recast Financial Information”). Accordingly, the Company is filing this Form 8-K to update certain financial information and related disclosures included in the Company’s report on Form 10-K for the transition period from April 1, 2017 to December 31, 2017 (the “2017 10-KT”), originally filed on March 15, 2018, to reflect the Recast Financial Information presented in the Registration Statement. The information in this Current Report on Form 8-K is not an amendment to, or restatement of the 2017 10-KT. There were no retrospective adjustments to these financial statements for the adoption of ASUs 2016-15 Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments and 2017-7 Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Costs and Net Periodic Postretirement Benefit Costs.

As previously reported, during the quarter ended March 31, 2018, the Company’s Africa/Europe segment was split as a result of management realignment such that the Company’s operations in Europe and the Mediterranean Sea regions and the Company’s West Africa regions are now two separately-reported segments. The Company now discloses these new segments as Europe/Mediterranean Sea and West Africa, respectively. The Company’s Americas and Middle East/Asia Pacific segments were not affected by this change. This new segment alignment is consistent with how the Company’s chief operating decision maker reviews operating results for the purposes of allocating resources and assessing performance.

Exhibit 99.1 of this Current Report on Form 8-K updates the information in the following Items of the 2017 10-KT as initially filed in order to reflect the change in segment reporting discussed above: Part I, Item 1 (Business); Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations); and Part II, Items 8, 15(a) and 15(c) (Financial Statements and Supplementary Data). The information contained in Exhibit 99.1 does not reflect any changes, activities, or events occurring subsequent to the initial filing of the 2017 10-KT on March 15, 2018 and does not modify or update the disclosures in the 2017 10-KT in any way, other than to reflect the subsequent changes in segment reporting as described above. Therefore, Exhibit 99.1 of this Current Report on Form 8-K should be read in conjunction with the reports and other information that the Company has filed with the Securities and Exchange Commission (the “SEC”) on or after March 15, 2018, including the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018.

Although filed, the Registration Statement has not yet been declared effective by the SEC. This communication is neither an offer to sell nor the solicitation of an offer to buy any securities, which will only be made by Tidewater after the Registration Statement is effective.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

99.1	Updates to the Company’s transition report on Form 10-K for the transition period from April 1, 2017 to December 31, 2017, as initially filed on March 15, 2018, reflecting updates to Part I, Item 1; Part II, Item 7; and Part II, Items 8, 15(a) and 15(c).

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB	XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

Date: August 30, 2018

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